EXHIBIT 12

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)
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

                                                                                     Fiscal Year Ended
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                                            May 29, 2005   May 30, 2004   May 25, 2003    May 26, 2002    May 27, 2001
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
 Consolidated Earnings from Operations
    before Income Taxes ....................$ 423,917       $ 332,776       $ 337,603      $ 355,435       $ 294,654
 Plus Fixed Charges:
    Gross Interest Expense..................   47,657          47,710          47,566         41,493          35,196
    40% of Restaurant and Equipment
        Minimum Rent Expense................   24,849          22,608          21,536         20,600          19,352
                                            ---------       ---------       ---------      ---------       ---------
              Total Fixed Charges...........$  72,506       $  70,318       $  69,102      $  62,093       $  54,548
 Less Capitalized Interest..................   (3,182)         (3,500)         (3,470)        (3,653)         (3,671)
                                            ---------       ---------       ---------      ---------       ----------
 Consolidated Earnings from Operations
    before Income Taxes Available to
    Cover Fixed Charges.....................$ 493,241       $ 399,594       $ 403,325      $ 413,875       $ 345,531
                                            =========       =========       =========      =========       =========

 Ratio of Consolidated Earnings to Fixed
    Charges ................................     6.80            5.68            5.84           6.67            6.33
                                            =========     ===========    ============   ============     ===========

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